PRIVATE PLACEMENT

ENGAGEMENT AGREEMENT

May 22, 2013

Mr. Joey Parsi

CEO

Giggles N Hugs, Inc.

10250 Santa Monica Blvd., Suite 155

Los Angeles, CA 90067

Dear Mr. Parsi:

This Private Placement Engagement Agreement (the “Agreement”) shall serve to set forth the terms and conditions by which WestPark Capital, Inc. (“WestPark”) will provide financial advisory and other professional services to Giggles N Hugs, Inc., its subsidiaries and/or affiliates (the “Company”). WestPark will act as the Company’s Exclusive Placement Agent and assist it in a private offering of its securities (the “Offering”) on a “best-efforts” basis pursuant to the terms and conditions as set forth herein.

1.	Structure and scope. The Offering shall be for the purpose of raising up to Two Million Dollars ($2,000,000) through a private placement structure from the sale of the Company’s common stock or other security and/or a loan or credit enhancement for the Company.

The actual amount, structure and pricing of the proposed offering will be determined by the Company and WestPark, after completion of an analysis of the business and market conditions for such an offering.

WestPark will advise, and provide services to the Company on the various aspects of a transaction (the “Transaction”) for the Offering which will include: 1) identifying and contacting potential investors; 2) advising the Company on various structuring options of the Transaction; and 3) assisting the Company with the negotiations of the financial aspects of the Transaction (the “Services”). In Connection with the foregoing, WestPark will work with the Company’s management, providing advice, input and review, in their development of an appropriate overall business plan suitable for distribution to potential investors for the circumstances dictated by the transaction contemplated and described herein.

2.	Term. The term of this Agreement shall be for a period of six (6) months from the date of execution hereof (the “Effective Date”), thereafter on a month-to-month basis, unless otherwise notified in writing, by means of a notice of intent not to renew, at least 30 days prior to commencement of each renewal term.

Initials:	/s/ RS & JP

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 ● Ph (310) 843-9300 ● Fax (310) 843-9304

Giggles N Hugs Engagement Agreement

May 22, 2013

3.	Company and WestPark Responsibilities. The Company represents and warrants to WestPark that, to the best of its knowledge, any and all information provided in connection with any transaction that may be initiated under the terms and conditions of this agreement, in a form including but not limited to a business plan, private placement memorandum, correspondence and collateral material, whether it is for or to anyone connected with the Transaction or distributed to outside parties, wall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading

The Company agrees and acknowledges that any and all due diligence conducted by WestPark is for the sole benefit and use by WestPark and will not and can not be relied on by any other person or entity and all prospective investors will conduct their own due diligence prior to participating in the transaction.

The terms herein are based upon the completion of due diligence by WestPark and WestPark’s satisfaction with historical operating results of the Company and the reasonableness of financial projections prepared by the Company and attached hereto as Exhibit 1.

The Company agrees to refer any and all investors, lenders and/or any other interested person or entity to which it has or will come in contact to WestPark and WestPark will present, discuss, and negotiate the Transaction with said contact. The Company will maintain a listing of names, addresses and telephone numbers, in Microsoft Word format, of all parries contacted in connection with this Transaction for WestPark, and WestPark will follow up on the contacts and provide a report to the Company on a periodic basis as appropriate

WestPark agrees that the form and content of any written material to be distributed by WestPark concerning the Company will be approved by the management of the Company prior to distribution

4.	Fees. The Company will pay to WestPark, as consideration for the Services described herein;

	I.	Cash

		a.	A non-refundable retainer of Twenty Thousand Dollars ($20,000), due on the Effective Date of this Agreement.

		b.	Concurrent with the funding of the Offering (the “Close” or “Closings”), either as one event for the full amount contemplated herein or through multiple Closings, qualifying under this Agreement, WestPark will be compensated as follows;

	Transaction type	Fee
1)	For all equity related transactions	Ten percent (10%) of transaction value
2)	Subordinated debt	Five percent (5.0%) of debt placement
3)	Senior debt placement	Two & one half percent (2.5%) of debt
4)	Credit enhancement	One half percent (0.5%)

Initials:	/s/ RS & JP

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 ● Ph (310) 843-9300 ● Fax (310) 843-9304

Giggles N Hugs Engagement Agreement

May 22, 2013

WestPark, in its sole discretion, may purchase an equity interest in the Company, under the same terms and conditions set forth in the Transaction, in an amount not to exceed the total compensation earned by WestPark for the Services provided, and;

	II.	Warrants

Seven (7) year warrants (the “Warrants”) for the purchase of an equity interest of the Company equal to 3.0% (Three Percent) of the outstanding shares after the final closing of funding pursuant to the terms of this agreement. If funds raised are less than $2,000,000, such 3% will be prorated accordingly. The Warrants will have (a) a nominal exercise price of $.01 per share and (b) a cashless exercise provision, and the shares underlying the Warrants will have standard piggyback registration rights.

All forms of compensation set forth in this section are due and payable to WestPark with respect to any completed transaction for the period from the Effective date of this Agreement through the end of the 24th month following the termination date of this agreement, after giving effect to any and all extensions to this Agreement.

All consideration payable to WestPark pursuant to the terms and conditions of this Agreement, are due and payable on or before its respective due date. WestPark, as an accommodation may present the Company with an invoice for such amounts due, however payment is not subject to the receipt of an invoice. This Agreement shall serve as the Company’s documentation for payment processing and remittances.

5.		Expenses & Administrative Fee. The Company is responsible for all costs related to this Offering, which may include but is not limited to the preparation and production of a PPM, legal fees, printing and reproduction costs, accounting and other professional services. Blue Sky registration fees, road show and travel related expense and miscellaneous out-of-pocket expenses incurred in connection with this engagement. The Company will be required to pay for all expenses in excess of $500 in advance by either providing for direct billing to the Company or Company’s credit card. Any expenses incurred by WestPark on behalf of the Company, related to this engagement will be invoiced and due upon receipt.

The Company will pay WestPark a Banking and Administrative Fee equal to two percent (2%) of the funds raised in the Offering, concurrent with each Closing, of which no accounting will be provided.

The Company will pay the cost of a background check of any or all of the Company’s officers and key management that WestPark determines to be necessary to conduct.

6.		Late Fees and Finance Charges. All fees and expenses not received by WestPark by the respective due date are subject to a late fee and interest will be charged at the rate of 1.5% per month on all outstanding balances. In the event that an account becomes delinquent, WestPark employs the same prudent collection procedures as other businesses and if it becomes necessary to file suit or to engage a collection agency for the collection of any fees and/or costs, the Company shall pay all related costs and expenses, including reasonable attorneys’ fees.

Initials:	/s/ RS & JP

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 ● Ph (310) 843-9300 ● Fax (310) 843-9304

Giggles N Hugs Engagement Agreement

May 22, 2013

7.	Representations and Warrants. The Company represents and warrants to WestPark that the Company will not knowingly cause or permit any action to be taken in connection with the Offering which violates the Securities Act of 1933 or any state securities laws; the Company will cooperate with WestPark so as to permit the Offering to be conducted in a manner consistent with the applicable state and federal securities laws, that all information and statements provided by the Company and included m. but not limited to the PPM, business plan, correspondence and any and all collateral material will be true and correct, that the PPM will not be misleading or violate the anti-fraud provisions of the Securities and Exchange Act of 1934, current Company management, as disclosed to WestPark, will continue in place after the Offering for a reasonable period of time; there will be included in the PPM financial statements of the Company for the last three fiscal years or for such shorter period as the Company was in existence and the latest unaudited comparative quarterly or other interim financial statements; the financial statements will fairly reflect the financial condition of the Company and the results of its operations at a time and for the periods covered by such financial statements, and such statements will be substantially as heretofore represented to WestPark; the Company does not know of any undisclosed facts adversely affecting the PPM or the Offering; the Company will immediately disclose to WestPark, in writing, any new facts as they may arise that may adversely affect the PPM or the Offering; the Company will prepare and deliver to WestPark its most recent estimate of sales, earnings, and cash flow and agrees to update those estimates on a monthly basis during the term of the Offering. The Company agrees to indemnify and hold WestPark and its attorneys, accountants, agents and employees, officers and directors, free and harmless from any liability, cost and expense, including attorneys’ fees in the event of a breach of this representation and warranty.

8.	Indemnification. In consideration of the services to be provided by WestPark under this Agreement, the Company shall;

Indemnify and hold harmless WestPark and any of its directors, officers, employees, consultants or agents (each individually an “Indemnified Person”) from and against any losses, claims, damages or liabilities to which such Indemnified Person may become subject arising out of our in connection with the rendering of services by WestPark hereunder, except to the extent that such losses, claims, damages or liabilities are determined in judicial rulings to have primarily resulted from the gross negligence or willful misconduct of such Indemnified Person and reimburse such Indemnified Person for reasonable legal and other expenses as they are incurred, that arise in connection with investigating, preparing to defend or defending any lawsuit, claim or proceeding and any appeals therefrom arising in any manner out of or in connection with the rendering of services by WestPark, provided, however that in the event a final judicial determination is made to the effect specified above, such Indemnified Person will promptly remit to the Company any amounts reimbursed under the section.

The Company and WestPark agree that (i) the indemnification and reimbursement commitments set forth above shall apply whether or not such Indemnified Person is a named party to any such lawsuit, claim or other proceeding, and (ii) promptly after receipt by WestPark of notice of its involvement in any action, proceeding or investigation, shall notify the Company in writing of such involvement. This indemnification shall survive any termination of this Agreement.

9.	Exclusive Nature. WestPark is hereby engaged as the Company’s exclusive placement agent respecting services, as may be required by the Company for this Offering. WestPark agrees to syndicate parties introduced by issuer or by its advisor, Issuer can terminate offering as defined in the offering.

Initials:	/s/ RS & JP

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 ● Ph (310) 843-9300 ● Fax (310) 843-9304

Giggles N Hugs Engagement Agreement

May 22, 2013

10.	Non-Circumvent. The Company shall not accept nor enter into any transaction, that would be considered a transaction included and described herein, with any person and/or entity introduced to the Company by WestPark, which either intentionally or unintentionally would directly or indirectly circumvent the payment, in full or in part, of any and all consideration that would be due WestPark pursuant to this Agreement, a breach of which would be considered a Transaction pursuant to the terms and conditions of this Agreement and all consideration pursuant to this Agreement would be immediately due and payable to WestPark.

11.	SEC Filings. The Company will file a Notice of Sale of Securities Pursuant to Regulation D Section 4(6), and/or Uniform Limited Offering Exemption (“Form D”) with the Securities and Exchange Commission prior to solicitation of the Offering. Once filed, the Company will provide a copy of the Form D as filed to WestPark. Filing the Form D is the responsibility of the Company and failure to do so will result in a material breach of this Agreement.

12.	Confidentiality. WestPark understands and agrees that it will not provide any information to any third party concerning the Company unless said third party has executed a confidentiality- agreement in form and content acceptable to the Company, unless the Company has provided a written waiver of the confidentiality agreement requirement for such third party.

13.	Successors. This Agreement is binding upon the parties hereto and their respective permissible assigns, successors, heirs and personal representatives, and shall inure to their benefit.

14.	Assignment. Neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except as expressly permitted herein.

15.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California. The prevailing party in any legal action brought under this Agreement shall be entitled to immediately recover all legal fees and costs.

16.	Costs and Attorneys’ Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of these Private Placement Agreement, the prevailing party shall recover all of such party’s costs, including, without limitation, the court costs and attorneys’ fees incurred therein, including any and all appeals or petitions therefrom, As used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

17.	Waiver and Amendment. No waiver, amendment or modification of any provision of this Agreement shall be effective unless consented to by both parties in writing. No failure of delay by either party in exercising any rights, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy. Any terms and/or conditions of this Agreement may be waived at any time, pursuant to this section, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.

Initials:	/s/ RS & JP

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 ● Ph (310) 843-9300 ● Fax (310) 843-9304

Giggles N Hugs Engagement Agreement

May 22, 2013

18.	Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portions were deleted.

19.	Section Headings; Defined Terms. Numbered and titled section headings and defined terms are for convenience only and shall not he construed as amplifying or limiting any of the provisions of this Agreement.

20.	Entire Agreement. This Agreement and any exhibits herein incorporated and attached hereto supersede all prior and contemporaneous negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties.

Please confirm that the foregoing correctly sets forth our Agreement by returning one executed Agreement to our corporate office at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA, 90067, and a facsimile of same to (310) 843-9304.

Very truly yours,

WestPark Capital, Inc.

By:	/s/ Robert Schultz
Robert Schultz, Managing Director

Approved and agreed to this 30 day of May 2013, Los Angeles, California.

Giggles N Hugs, inc.

By:	/s/ Joey Parsi
Joey Parsi, CEO

Initials:	/s/ RS & JP

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067 ● Ph (310) 843-9300 ● Fax (310) 843-9304